Exhibit 99.1

     Cirrus Logic Reports 10 Percent Sequential Revenue Growth in Fiscal Q3;
       Audio and Video Product Sales Increase, Balance Sheet Strengthens

    AUSTIN, Texas--(BUSINESS WIRE)--Jan. 21, 2004--Cirrus Logic Inc. (Nasdaq:CRUS) today announced financial results for the third quarter of fiscal 2004, ended Dec. 27, 2003.
    The company reported third quarter revenue of $55.3 million, up 10 percent from $50.1 million reported in the prior quarter. Third quarter gross margins were 52.0 percent, compared with 51.9 percent in the second quarter. Third quarter combined research and development and selling, general and administrative expenses were $30.4 million, a reduction from $32.6 million in the second quarter.
    Net income in the third quarter was $39.4 million, or $0.46 per diluted share, compared with $21.1 million, or $0.25 per diluted share, in the second quarter. The third quarter net income included a one-time benefit of $45.0 million, resulting from a favorable litigation settlement with Western Digital Corporation. The third quarter results also included $4.1 million of net expense for acquisition-, legal- and restructuring-related items, primarily amortization of acquired intangibles.
    Total cash at the end of the third quarter increased to $180.0 million, from $127.3 million at the end of the second quarter. Excluding cash received during the third quarter from two favorable litigation settlements, the company was cash neutral from operations.
    "We were pleased to see an increase in both our audio and video sales for the second consecutive quarter. Our sequential revenue growth is a positive indicator of our increased traction in the video recording market and our continued leadership in the audio market," said David D. French, president and CEO of Cirrus Logic Inc. "We were also pleased that our ongoing cost management efforts have resulted in reduced combined R&D and SG&A expenses for the seventh consecutive quarter."

    Highlights from the Consumer Electronics Show

    -- Cirrus Logic launched a new family of audio digital signal processors (DSP) that is targeted for the audio/video receiver, automotive entertainment and other digital entertainment markets. This advanced DSP family enables new consumer entertainment devices to support content delivered from two different sources and automatic room calibration. The result is a powerful and cost-effective solution for manufacturers of high-performance digital consumer entertainment systems.

    -- LG Electronics, a world leader in DVD players, selling under its own brand and the Zenith brand in the U.S., announced a next-generation DVD recorder based on Cirrus Logic's audio and video processors, mixed-signal chipsets and software. LG Electronics' product, expected to be in volume production by this June, makes them the first Cirrus Logic customer with an announced DVD recorder with a -RW and +RW product offering.

    -- Mustek, a major Cirrus Logic end customer and one of the top five manufacturers of DVD recorders, announced a next-generation DVD recorder powered by Cirrus Logic's audio and video chipsets and software that features the ability to record digital video to a hard disk drive.

    -- Cirrus Logic showcased a number of new customer products based on its reference designs and chipset solutions, including digital video recording products from BBK Electronics, CyberHome, Ellion, GoVideo, LG Electronics, Mustek, Sampo and Sony. Several of these manufacturers had products available for the 2003 holiday sales period at leading U.S. retail outlets, including Wal-Mart, Target and Radio Shack; regional retailers, including Good Guys and Fry's Electronics; as well as leading European retailers such as Karstadt and Media-Markt.

    Outlook and Guidance

    "Looking ahead to the March quarter, we are evaluating channel and retail inventory levels and the actual sell-through from the December holiday season. Although we have design-win momentum and strong product acceptance, we are approaching the March quarter cautiously and we're expecting the lower demand that typically follows the December quarter in consumer electronics for chipmakers," said French.
    "We are excited about our prospects for the balance of calendar-year 2004. We continue to invest in new product development and to expand our customer support."

    Fourth Quarter FY04 (ending Mar. 27, 2004)

    --  Revenue is expected to be between $48 million and $52 million.

    -- Gross margins are expected to be in the range of 51 percent to 53 percent.

    -- Combined R&D and SG&A expenses are expected to total $30 million to $32 million.

    -- Total cash is expected to range between $177 million to $181 million at the end of the fourth quarter.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, Jan. 21st, at 4 p.m. Central Time. Those wishing to join should dial 617-847-3007 (pass code: Cirrus Logic) at approximately 3:50 p.m. Central Time. A replay of the call will be available starting one hour after the completion of the call until Jan. 28, 2004. To access the replay, dial 617-801-6888 (pass code:
79362223). A live and an archived Web cast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Investor Conference

    Cirrus Logic management will be presenting at the Thomas Weisel Partners Technology 2004 Conference in San Francisco on Feb. 3rd. Those wishing to listen to management's presentation can hear a live and/or an archived Web cast of this event via the company's Web site at www.cirrus.com.

    Cirrus Logic Inc.

    Cirrus Logic is a premier supplier of high-performance analog, mixed-signal and digital processing solutions for consumer entertainment electronics, automotive entertainment and industrial product applications. Building on its global market leadership in audio ICs and its rich mixed-signal patent portfolio, Cirrus Logic targets audio, video and precision mixed-signal applications in these growing markets. The company operates from headquarters in Austin, Texas, with offices in California, Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release, including our estimates of fourth fiscal quarter revenues, combined research and development and selling, general and administrative expense levels, gross margin and cash levels, expectations regarding our revenue growth opportunities, including the introduction of new products by other companies containing our components during the fourth quarter of fiscal year 2004 and calendar year 2004, and our estimates regarding future retail prices, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; the expansion of the consumer digital entertainment electronics market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the fourth quarter of fiscal-year 2004, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; our expectations regarding our potential cost savings; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; the impact of restructuring and other costs, such as work force reductions and facility consolidations; and the risk factors listed in our Form 10-K for the year ended March 29, 2003, and in other filings with the Securities and Exchange Commission. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc. All other product names noted herein may be trademarks of their respective holders.

                    Summary financial data follows:



                           CIRRUS LOGIC INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)

                                                 Quarter Ended
                                         -----------------------------

                                         Dec. 27,  Sep. 27,  Dec. 28,
                                           2003      2003      2002
                                         --------- --------- ---------

Net sales                                 $55,270   $50,130   $60,516

Costs and expenses:
  Cost of sales                            26,552    24,132    29,361
  Research and development                 18,224    20,427    21,886
  Selling, general and administrative      12,163    12,203    17,909
  Restructuring and other costs               896       395     2,208
  Amortization of acquired intangibles      3,419     3,778     4,456
  Patent infringement settlements, net          -   (14,402)        -
  Litigation settlement                   (45,000)        -         -
                                         --------- --------- ---------
       Total costs and expenses            16,254    46,533    75,820
                                         --------- --------- ---------

Income (loss) from operations              39,016     3,597   (15,304)

Realized gain (loss) on marketable equity
 securities                                     -    10,080         -
Interest income (expense), net                450       247       542
Other income (expense), net                    58         8    (1,886)
                                         --------- --------- ---------
Income (loss) before income taxes and
 loss from discontinued operations         39,524    13,932   (16,648)
Provision (benefit) for income taxes           75    (7,122)   (4,435)
                                         --------- --------- ---------

Income (loss) from continuing operations   39,449    21,054   (12,213)

Loss from discontinued operations               -         -         -
                                         --------- --------- ---------

Net income (loss)                         $39,449   $21,054  $(12,213)
                                         ========= ========= =========

Basic income (loss) per share:
  From continuing operations                $0.47     $0.25    $(0.15)
  Discontinued operations                       -         -         -
                                         --------- --------- ---------
                                            $0.47     $0.25    $(0.15)
                                         ========= ========= =========

Diluted income (loss) per share:
  From continuing operations                $0.46     $0.25    $(0.15)
  Discontinued operations                       -         -         -
                                         --------- --------- ---------
                                            $0.46     $0.25    $(0.15)
                                         ========= ========= =========


  Basic weighted average common shares
   outstanding                             84,015    83,946    83,487
  Diluted weighted average common shares
   outstanding                             86,440    85,556    83,487

                           CIRRUS LOGIC INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)

                                                 Nine Months Ended
                                              ------------------------

                                               Dec. 27,     Dec. 28,
                                                 2003         2002
                                              -----------  -----------

Net sales                                       $146,124     $209,854

Costs and expenses:
  Cost of sales                                   71,673      103,979
  Research and development                        59,297       75,804
  Selling, general and administrative             36,883       58,319
  Restructuring and other costs                    8,931        7,395
  Amortization of acquired intangibles            10,975       13,803
  Patent infringement settlements, net           (14,402)           -
  Litigation settlement                          (45,000)           -
                                              -----------  -----------
       Total costs and expenses                  128,357      259,300
                                              -----------  -----------

Income (loss) from operations                     17,767      (49,446)

Realized gain (loss) on marketable equity
 securities                                       10,080          453
Interest income (expense), net                     1,320        1,823
Other income (expense), net                           (7)      (2,166)
                                              -----------  -----------
Income (loss) before income taxes and loss
 from discontinued operations                     29,160      (49,336)
Provision (benefit) for income taxes              (7,026)      (4,377)
                                              -----------  -----------

Income (loss) from continuing operations          36,186      (44,959)

Loss from discontinued operations                      -       (1,452)
                                              -----------  -----------

Net income (loss)                                $36,186     $(46,411)
                                              ===========  ===========

Basic income (loss) per share:
  From continuing operations                       $0.43       $(0.54)
  Discontinued operations                              -        (0.02)
                                              -----------  -----------
                                                   $0.43       $(0.56)
                                              ===========  ===========

Diluted income (loss) per share:
  From continuing operations                       $0.42       $(0.54)
  Discontinued operations                              -        (0.02)
                                              -----------  -----------
                                                   $0.42       $(0.56)
                                              ===========  ===========


  Basic weighted average common shares
   outstanding                                    83,908       83,302
  Diluted weighted average common shares
   outstanding                                    85,258       83,302

                           CIRRUS LOGIC INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                      (in thousands; unaudited)

                                         Dec. 27,  Sep. 27,  Dec. 28,
                                           2003      2003      2002
                                         --------- --------- ---------
ASSETS
Current assets
  Cash and cash equivalents              $172,268  $119,059  $111,959
  Restricted cash                           7,751     8,265    12,844
  Marketable equity securities              2,466     1,654       904
  Accounts receivable, net                 18,710    21,860    27,886
  Inventories                              26,836    25,130    28,523
  Other current assets                     11,181    19,243    18,564
                                         --------- --------- ---------
      Total Current Assets                239,212   195,211   200,680

Property and equipment, net                23,814    25,317    38,393
Goodwill and intangibles, net              32,663    37,035   178,772
Other assets                                4,676     5,220     6,412
                                         --------- --------- ---------
   Total Assets                          $300,365  $262,783  $424,257
                                         ========= ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued
   liabilities                            $50,222   $53,342   $56,828
  Current maturities of long-term debt
   and capital lease obligations                -         -         -
  Income taxes payable                     30,185    30,319    37,527
                                         --------- --------- ---------
     Total Current Liabilities             80,407    83,661    94,355

Long-term obligations                      16,114    16,587    13,414

Minority interest in eMicro                     -         -       599

Stockholders' equity:
  Capital stock                           870,714   869,238   867,519
  Accumulated deficit                    (667,726) (707,175) (551,110)
  Accumulated other comprehensive income
   (loss)                                     856       472      (520)
                                         --------- --------- ---------
      Total Stockholders' Equity          203,844   162,535   315,889
                                         --------- --------- ---------
          Total Liabilities and
           Stockholders' Equity          $300,365  $262,783  $424,257
                                         ========= ========= =========



    CONTACT: Cirrus Logic Inc., Austin
             David H. Allen, 512-851-4122
             david.allen@cirrus.com